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                                   EXHIBIT 23

                        CONSENT OF DELOITTE & TOUCHE LLP


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement 33-89962 of Stuart Entertainment, Inc. on Form S-8 of our report dated March 25, 1996, appearing in this Annual Report on Form 10-K of Stuart Entertainment, Inc. for the year ended December 31, 1995.


DELOITTE & TOUCHE, LLP
Omaha, Nebraska

March 29, 1996